Exhibit 23.1

Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7564
A Professional Association	Telephone (305) 274-1366
Facsimile (305) 274-1368
E-mail info@uscpa.com
Internet www.uscpa.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 for Rapa Mining, Inc. of our report dated February 25, 2003.

/s/ Dohan and Company, P.A., CPA's

March 15, 2004

Member:

Florida Institute of Certified Public Accountants

American Institute of Certified Public Accountants - Private Companies

and SEC Practice Sections